UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26911	94-3000561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Reliance Way
Fremont, California 94539
(Address of Principal executive offices, including Zip Code)

(510) 668-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On February 3, 2005, Therma-Wave, Inc. (the “Company”) conducted a regularly scheduled conference call to discuss its financial results for the fiscal quarter ended December 26, 2004 and certain other information. The Company also responded to questions. A copy of the transcript of the conference call is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information Regarding Deferred Revenues

     Deferred revenues arise from systems (product) sales and service contracts. Revenues on service contracts are deferred and recognized on a straight-line basis over the respective contract term. Systems sales are accounted for as multiple-element arrangement sales that require the deferral of a significant portion of revenues in the amount of the greater of the fair market value of installation and related post shipment services or the percentage of payment subject to acceptance. Systems revenues are allocated on a fair value basis to each component of the multiple-element arrangement. Revenues on each element are recognized when our contractual obligations have been performed, title and risk of ownership have passed to the customer, collectibility of the sales price has been reasonably assured and customer acceptance has been obtained, if applicable.

     In accordance with SAB 104, we evaluate our systems sales to determine the appropriate timing for revenue recognition for each of the multiple elements involved in each sale. This sometimes results in deferrals of revenues from the period in which the tool is shipped to future periods.

     Deferred revenues as of December 31, 2004, are $11.2 million, of which $9.8 million is classified as current deferred revenues and $1.4 million is classified as non-current deferred revenues. Current deferred revenues include both deferred systems revenues and deferred service contract revenues that are expected to be recognized in periods ending prior to December 31, 2005, in accordance with SAB 104. Non-current deferred revenues consist primarily of deferred service contract revenues that are expected to be recognized on a straight-line basis over the contract terms in periods ended after December 31, 2005, in accordance with SAB 104.

     During its fiscal third quarter the Company added approximately $3.9 million to deferred revenues account, including $3.1 million of deferred systems revenues that was specifically discussed in the February 3 conference call. Also as discussed in the call, the Company expects to add another $8 million or more from systems shipments to deferred revenues during its fiscal third quarter, which will end April 3, 2005.

     The Company fully expects that all amounts recorded as deferred revenues will over time become revenues and that amounts recorded to the current liability section of the balance sheet will be recorded as revenues at least within twelve months of shipment. The Company expects the total of current and non-current deferred revenues as of March 31, 2005, to be in a range of approximately $17 million to $19 million.

     The information in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.1	Transcript of conference call conducted on February 3, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ L. Ray Christie
Date: February 9, 2005	Name:	L. Ray Christie
	Title:	Vice President and
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of conference call conducted on February 3, 2005